SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 15, 2006

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


                                             Page 1 of 4 pages
Item 8.01.  OTHER EVENTS.

Press Release

     The following is the text of the press release dated May 15, 2006 reporting Transtech Industries, Inc.'s results of operations for the quarter ended March 31, 2006.

           TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
              FOR THE QUARTER ENDED MARCH 31, 2006

     PISCATAWAY, N.J., May 15, 2006 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the three month period ended March 31, 2006. The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

     Gross revenues of the environmental services segment for the three months ended March 31, 2006 and 2005 were $269,000 and $207,000, respectively. All of the environmental services provided in both periods were to members of the consolidated group and therefore eliminated in the calculation of net revenues. Revenues of the electricity generation segment for the period in 2006 increased to $109,000 from $96,000 reported for 2005. The increase in electricity revenue was primarily due to an increase in rate received per kilowatt generated.

     The cost of operations for the three months ended March 31, 2006 increased to $549,000 from $473,000 for the period in 2005. Decreases in direct operating costs and accretion expense were offset by an increase in professional fees and administrative expenses.

     Other income for the three months ended March 31, 2006 and 2005 was $275,000 and $132,000, respectively. The income for 2006 includes $129,000 received in settlement of litigation regarding the Company's interest in a former partnership.

     Income tax benefit for the three months ended March 31, 2006, was $45,000. No benefit was reported for the period in 2005.

     The net loss for the three months ended March 31, 2006 and 2005 was $120,000 or $.04 per share versus $245,000 or $.08 per share, respectively.

     The Company and certain subsidiaries previously participated in the waste recovery and waste management industries. The Company continues to incur administrative and litigation expenses on matters related to past participation in those industries. In addition, the Company may incur significant remediation and post-closure costs related to sites of past operations.

     As previously reported, during March 2006, the Company was one of 158 parties named as a potentially responsible party in a notice from the U.S. EPA regarding an area located in Bergen County, N.J. known as the Berry's Creek Area. The Company had previously been named to administrative orders regarding the remediation of the SCP Superfund Site which is located in the vicinity of Berry's Creek. The extent of the Company's involvement with the Berry's Creek Area, if any, has yet to be determined.

     During April 2006, the Company signed an amendment to the May 2001 contract regarding the sale of 60 acres of property for $2.1 million. The amendment, in addition to other terms, extended the closing to a date on or before December 15, 2006.

     This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

     Presented below are the consolidated balance sheet and comparative consolidated statements of operations for the three months ended March 31, 2006.

                           TRANSTECH INDUSTRIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              As of March 31, 2006
                                   (In $000's)

                                     Assets
Cash and cash equivalents                             $ 1,427
Marketable securities                                   4,537
Accounts receivable, net of reserves                       38
Refundable income taxes                                   487
Restricted escrow accounts                                994
Other current assets                                       60
Total current assets                                    7,543
Restricted escrow accounts                              6,541
Other assets                                            1,762
   Total assets                                       $15,846

                      Liabilities and Stockholders' Equity
Total current liabilities                             $ 2,306
Income taxes payable                                    1,097
Accrued closure costs                                   8,609
Other liabilities                                          28
Stockholders' equity                                    3,806
   Total Liabilities and Stockholders' Equity         $15,846


CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In $000's, except per share data)

                                           For the Three Months
                                              Ended March 31,
                                          2006              2005
Gross Revenues                         $  378            $  303
Less: Inter-company                      (269)             (207)
Net Revenues                              109                96
Cost of operations                       (549)             (473)
Other income                              275               132
Income (taxes) benefit                     45                -
Net income (loss)                      $ (120)           $ (245)

Income (loss) per common share:
  Net income (loss)                    $ (.04)           $ (.08)
Number of shares used in
  calculation                        2,979,190         2,979,190


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRANSTECH INDUSTRIES, INC.
                              (Registrant)


                              By: /s/ Andrew J. Mayer, Jr.
                                 Andrew J. Mayer, Jr., Vice
                                 President-Finance, Chief
                                 Financial Officer and
                                 Secretary

Dated:  May 15, 2006